Exhibit 99.1

ONCOCYTE CORPORATION UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On February 16, 2023, Oncocyte Corporation (“Oncocyte” or the “Company”) completed its sale of 3,188,181 shares of common stock of its wholly-owned subsidiary Razor Genomics, Inc. (“Razor”), which constitutes approximately 70% of the issued and outstanding equity interests of Razor on a fully-diluted basis, pursuant to a previously announced Stock Purchase Agreement (as amended, the “Purchase Agreement”) with Dragon Scientific, LLC, a Delaware limited liability company (“Buyer”), and Razor, a Delaware corporation (the “Closing”).

In connection with the Closing, Oncocyte transferred to Razor all of the assets and liabilities related to DetermaRxTM, a test used to predict a patient’s risk of cancer recurrence following surgery and response to chemotherapy in early-stage lung cancer. Following the Closing, Oncocyte continues to own 1,366,364 shares of common stock of Razor, which constitutes approximately 30% of the issued and outstanding equity interests of Razor on a fully-diluted basis.

The following sets forth the unaudited pro forma condensed consolidated financial statements of Oncocyte after giving effect to the Closing. The Company’s accounting and financial reporting in these unaudited pro forma financial statements is based on its preliminary assessment of the appropriate application of Generally Accepted Accounting Principles (“GAAP”). The final application of GAAP to the Purchase Agreement may differ from what is presented in these unaudited pro forma financial statements.

The unaudited pro forma condensed consolidated financial statements of the Company presented in this Exhibit 99.1 were derived from the Company’s historical consolidated financial statements and are being presented to give effect to the Purchase Agreement. The presentation of the unaudited pro forma financial information is prepared in conformity with Article 11 of Regulation S-X rules effective January 1, 2021.

The unaudited pro forma condensed consolidated balance sheet assumes that the Purchase Agreement occurred on September 30, 2022. The unaudited pro forma condensed consolidated statements of operations are presented as if the Purchase Agreement had occurred on February 24, 2021, the date the Company fully acquired Razor Genomics. The unaudited combined consolidated pro forma financial statements presented in this Form 8-K should be read in conjunction with the accompanying notes. The following unaudited pro forma condensed consolidated financial statements were based on and should be read in conjunction with the Company’s historical consolidated financial statements:

●	Oncocyte audited consolidated financial statements and related notes thereto as of December 31, 2021 and for the year ended December 31, 2021 as reported on Form 10-K;

●	Oncocyte unaudited consolidated financial statements and related notes thereto as of September 30, 2022 and for the nine months ended September 30, 2022 as reported on Form 10-Q.

The pro forma adjustments are based on the best information available and assumptions that management believes are (a) directly attributable to the Purchase Agreement, and (b) are factually supportable. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial information.

The unaudited pro forma condensed consolidated financial information is provided herein for illustrative purposes only and is not necessarily indicative of the results of operations that would have occurred had the Purchase Agreement occurred on February 24, 2021. The unaudited pro forma condensed consolidated financial information does not reflect future events that may occur after the sale.

ONCOCYTE CORPORATION

UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2022

(In thousands, except per share data)

	Consolidated	Transaction
	Company, as	Accounting		Proforma
	Reported (A)	Adjustments (B)		Consolidated

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$32,053	$(1,588	)(1)	$30,465
Accounts receivable	1,990	(1,896	)(2)	94
Retained investment in Razor	-	9,600	(3)	9,600
Marketable equity securities	419	-		419
Prepaid expenses and other current assets	2,174	(368	)(2)	1,806
Total current assets	36,636	5,748		42,384

NONCURRENT ASSETS
Right-of-use and financing lease assets, net	2,337	-		2,337
Machinery and equipment, net, and construction in progress	9,256	(289	)(2)	8,967
Goodwill	18,684	-		18,684
Intangible assets, net	88,365	(26,710	)(2)	61,655
Restricted cash	1,700	-		1,700
Other noncurrent assets	366	(59	)(2)	307
TOTAL ASSETS	$157,344	$(21,310)		$136,034

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	1,826	(109	)(2)	1,717
Accrued compensation	4,067	(584	)(2)	3,483
Accrued expenses and other current liabilities	3,809	(2,089	)(2)	1,720
Accrued severance from acquisition	2,314	-		2,314
Accrued liabilities from acquisition	109	-		109
Loans payable, net of deferred financing costs	-	-		-
Right-of-use and financing lease liabilities, current	827	-		827
Total current liabilities	12,952	(2,782)		10,170

NONCURRENT LIABILITIES
Right-of-use and financing lease liabilities, noncurrent	2,935	-		2,935
Contingent consideration liabilities	59,524	-		59,524

TOTAL LIABILITIES	75,411	(2,782)		72,629

COMMITMENTS AND CONTINGENCIES

Series A Redeemable Convertible Preferred Stock, no par value; stated value $1,000 per share; 12 shares authorized, 6 shares issued and outstanding at September 30, 2022; aggregate liquidation preference of $6,001 as of September 30, 2022	5,076	-		5,076

SHAREHOLDERS’ EQUITY
Preferred stock, no par value, 5,000 shares authorized; no shares issued and outstanding	-	-		-
Common stock, no par value, 230,000 shares authorized; 118,619 and 92,232 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	292,536	-		292,536
Accumulated other comprehensive income	19	-		19
Accumulated deficit	(215,698)	(18,528)		(234,226)

Total shareholders’ equity	76,857	(18,528)		58,329
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$157,344	$(21,310)		$136,034

ONCOCYTE CORPORATION

UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Nine Months Ended September 30, 2022

(In thousands, except per share data)

	Consolidated	Transaction
	Company, as	Accounting		Proforma
	Reported (A)	Adjustments (C)		Consolidated

Net revenue	$4,508	$(2,784	)(4)	$1,724

Cost of revenues	3,641	(3,280	)(5)	361
Cost of revenues – amortization of acquired intangibles	2,888	(2,815	)(5)	73
Gross profit	(2,021)	3,311		1,290

Operating expenses:
Research and development	15,123	(9,709	)(6)	5,414
Sales and marketing	10,764	(9,966	)(7)	798
General and administrative	16,927	(122	)(8)	16,805
Change in fair value of contingent consideration	(17,157)	-		(17,157)
Total operating expenses	25,657	(19,797)		5,860

Loss from operations	(27,678)	23,108		(4,570)

OTHER INCOME (EXPENSES), NET
Interest expense, net	(65)	-		(65)
Unrealized gain (loss) on marketable equity securities	(485)	-		(485)
Other income (expenses), net	304	-		304
Total other income (expenses), net	(246)	-		(246)

LOSS BEFORE INCOME TAXES	(27,924)	23,108		(4,816)

Income tax benefit	-	-		-

NET LOSS	$(27,924)	$23,108		$(4,816)

Accretion of Series A redeemable convertible preferred stock	(294)	-		(294)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS: BASIC AND DILUTED	$(28,218)	$23,108		$(5,110)

Net loss per share: basic and diluted	$(0.26)			$(0.05)

Weighted average shares outstanding: basic and diluted	108,158			108,158

ONCOCYTE CORPORATION

UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the year ended December 31, 2021

(In thousands, except per share data)

	Consolidated	Transaction
	Company, as	Accounting		Proforma
	Reported (A)	Adjustments (C)		Consolidated

Net revenue	$7,727	$(2,475	)(4)	$5,252

Cost of revenues	4,185	(3,273	)(5)	912
Cost of revenues – amortization of acquired intangibles	3,354	(3,124	)(5)	230
Gross profit (loss)	188	3,922		4,110

Operating expenses:
Research and development	13,631	(9,798	)(6)	3,833
Sales and marketing	11,167	(10,623	)(7)	544
General and administrative	22,336	(15	)(8)	22,321
Change in fair value of contingent consideration	27,266	-		27,266
Total operating expenses	74,400	(20,436)		53,964

Loss from operations	(74,212)	24,358		(49,854)

OTHER INCOME (EXPENSES), NET
Interest expense, net	(209)	-		(209)
Unrealized gain (loss) on marketable equity securities	229	-		229
Pro rata loss from equity method investment in Razor	(270)	-		(270)
Gain on extinguishment of debt (PPP loan)	1,141	-		1,141
Other income (expenses), net	(37)	(23,198	)(9)	(23,235)
Total other income (expenses), net	854	(23,198)		(22,344)

LOSS BEFORE INCOME TAXES	(73,358)	1,160		(72,198)

Income tax benefit	9,261	-		9,261

NET LOSS	$(64,097)	$1,160		$(62,937)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS: BASIC AND DILUTED	$(64,097)	$1,160		$(62,937)

Net loss per share: basic and diluted	$(0.72)			$(0.71)

Weighted average shares outstanding: basic and diluted	88,920			88,920

The proforma adjustments are based on preliminary estimates and assumptions by management that are subject to changes

(A) Amounts as originally reported by Oncocyte Corporation in its Quarterly Report on Form 10-Q as of and for the period ended September 30, 2022.

(B) Adjustments to present the pro forma effects of the Razor Genomics disposition as if it had occurred on the balance sheet date. These include the following:

(1)	Proforma adjustment represents the estimated clinical trial cash reserve account associated with the sale of Razor.

(2)	Pro Forma adjustments include the elimination of DetermaRx related accounts receivable $1.9 million, prepaid expenses and other current assets of $0.4 million, fixed assets of $0.3 million, net intangible assets of $26.7 million, other current assets of $0.1 million, accounts payable of $0.1 million, accrued compensation of $0.6 million, and accrued expenses and other current liabilities of $2.1 million.

(3)	Pro Forma adjustment to record Oncocyte interest in Razor Genomics after disposition	$9,600

(C) Adjustments to present the pro forma effects of the Razor Genomics disposition as if it had occurred on February 24, 2021. These include the following:

		Statement of Operations
		Nine Months Ended 9/30/2022	Year Ended 12/31/2021
(4)	Pro Forma adjustment to remove DetermaRx revenue	$2,784	$2,475

(5)	Pro Forma adjustment to remove cost of revenues associated with Razor	$6,095	$6,397

(6)	Pro Forma adjustment to remove research and development cost	$9,709	$9,798

(7)	Pro Forma adjustment to remove sales and marketing cost	$9,966	$10,623

(8)	Pro Forma adjustment to remove general and administrative cost	$122	$15

(9)	Pro Forma adjustment to record loss from disposal of Razor Genomics	$0	$23,198